UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2011

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL		60191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 30, 2011, Power Solutions International, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its original Current Report on Form 8-K (the “Form 8-K”) to report certain events described in detail therein, including, among other things, the merger of Power Solutions International, Inc., a Nevada corporation, with and into its wholly-owned subsidiary, Power Solutions International, Inc., a Delaware corporation, for the purposes of changing the Company’s state of incorporation from Nevada to Delaware and effecting a 1-for-32 reverse stock split of the Company’s common stock. Unless the context otherwise requires, “the Company” and similar expressions used in this Current Report on Form 8-K refer to Power Solutions International, Inc., a Nevada corporation, prior to the consummation of the migratory merger, and Power Solutions International, Inc., a Delaware corporation, as the surviving corporation of the migratory merger, following the consummation of the migratory merger.

This Amendment No. 1 to the Form 8-K (this “Amendment No. 1”) is being filed to confirm that as a result of the migratory merger described more fully in Item 7.01 below, the Company is the successor-in-interest to Power Solutions International, Inc., a Nevada corporation, and has voluntarily elected to continue registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to its common stock pursuant to Rule 12g-3 thereunder, without the filing of a new registration statement pursuant to the Exchange Act, and to provide the total number of outstanding shares of the common stock of the Company following the consummation of the migratory merger and the reverse split.

Except as described above and set forth herein, no modifications have been made to information contained in the Form 8-K, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Form 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 26, 2011, Power Solutions International, Inc., a Nevada corporation, merged with and into its wholly-owned subsidiary, Power Solutions International, Inc., a Delaware corporation, pursuant to an Agreement and Plan of Merger between Power Solutions International, Inc., a Delaware corporation, and Power Solutions International, Inc., a Nevada corporation. Power Solutions International, Inc., a Delaware corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from Nevada to Delaware and each 32 shares of its common stock converted into one share of common stock of the surviving entity in the migratory merger, thereby effecting a 1-for-32 reverse stock split of the Company’s common stock. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger.

In addition, upon the consummation of the migratory merger (including the reverse split of the Company’s common stock effected thereby), each issued and outstanding share of the Company’s Series A Convertible Preferred Stock automatically converted into a number of shares of the Company’s common stock equal to $1,000 divided by $12.00, the conversion price then in effect. Accordingly, the 113,960.90289 then-issued and outstanding shares of the Company’s Series A Convertible Preferred Stock automatically converted into an aggregate of 9,496,753 shares of the Company’s common stock pursuant to the terms of the certificate of designation for the Series A Convertible Preferred Stock. Any stockholder of the Company that was otherwise entitled to a fraction of a share of the Company’s common stock (after aggregating all fractional shares of the Company’s common stock to be received by such holder as a result of the reverse split) received an additional share of the Company’s common stock (i.e., the aggregate number of shares of the Company’s common stock issued to a stockholder resulting from the reverse split was rounded up to the nearest whole number). The reverse split did not affect the number of authorized shares of capital stock of the Company or the par value of the Company’s common stock. As of August 26, 2011, immediately following the consummation of the migratory merger (and the reverse stock split effected thereby) on such date, 9,833,345 shares of our common stock were issued and outstanding.

Immediately following the migratory merger, Power Solutions International, Inc., a Delaware corporation, as the surviving corporation thereof, had fewer than 300 record holders of its common stock. Nevertheless, Power Solutions International, Inc., a Delaware corporation, as the surviving entity in the migratory merger and as successor-in-interest to Power Solutions International, Inc., a Nevada corporation, voluntarily elects to continue registration of its common stock, par value $0.001 per share, under Section 12(g) of the Exchange Act pursuant to Rule 12g-3 thereunder, without the filing of a new registration statement pursuant to the Exchange Act. Accordingly, the common stock of the Company, par value $0.001 per share, is deemed registered under Section 12(g) of the Exchange Act by operation of Exchange Act Rule 12g-3(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: August 31, 2011	By:	/s/ Thomas J. Somodi
		Name:	Thomas J. Somodi
		Title:	Chief Operating Officer and Chief Financial Officer